Filed pursuant to Rule 433
Issuer Free Writing Prospectus dated August 10, 2007
Relating to Preliminary Prospectus dated August 10, 2007
Registration Statement No. 333-142869

CCS MEDICAL HOLDINGS, INC.
FREE WRITING PROSPECTUS

     This free writing prospectus is being filed solely to advise you of the availability of a revised preliminary prospectus, dated August 10, 2007 (the “Updated Preliminary Prospectus”), and to provide you with a hyperlink to the current version of the Registration Statement on Form S-1 (File No. 333-142869), which includes the Updated Preliminary Prospectus.

     The Updated Preliminary Prospectus updates, among other things, our financial results for the six months ended June 30, 2007. The Updated Preliminary Prospectus forms a part of our Registration Statement on Form S-1 (File No. 333-142869) to which this Free Writing Prospectus relates.

     You should read carefully the Updated Preliminary Prospectus before deciding to invest in our common stock.

     To review a filed copy of our current registration statement and the Updated Preliminary Prospectus, click the following link (or if such address has changed, by reviewing our filings on the relevant date on the SEC Web site):

http://www.sec.gov/Archives/edgar/data/1397087/000095012307011298/y32825a4sv1za.htm

     Our Central Index Key, or CIK, on the SEC Web site is 0001397087.

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     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY OBTAIN THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING LEHMAN BROTHERS INC. TOLL FREE 1-888-603-5847 OR GOLDMAN, SACHS & CO. TOLL FREE 1-866-471-2526.

     ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW OR ELSEWHERE WITHIN THIS EMAIL ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.